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                                                                    EXHIBIT 99.1



For Immediate Release                        CONTACT:  John W. Ennest,
                                                       Vice Chairman,
                                                       Chief Financial Officer
                                                       and Treasurer
                                                       (810) 257-2557
                                             TRADED:   Nasdaq
                                             SYMBOL:   CBCF

November 1, 1999

                     CITIZENS BANKING CORPORATION COMPLETES
                      MERGER WITH F&M BANCORPORATION, INC.

Flint, Michigan - Citizens Banking Corporation and F&M Bancorporation, Inc. jointly announced completion of their merger, effective earlier today. F&M Bancorporation, Inc. is a multi-bank bank holding company. Currently, F&M has 20 banks with 72 offices throughout Wisconsin, one bank with 14 offices in Iowa, and one bank with one office in Minnesota. F&M's shareholders will receive 1.303 shares of Citizens common stock for each share of F&M stock owned. The merger is a tax-free transaction for federal income tax purposes and will be accounted for as a pooling-of-interests.

This merger increases Citizens Banking Corporation's total assets to $7.6 billion, with a network of 229 branch, private banking and financial center locations and approximately 251 ATM's throughout Michigan, suburban Chicago, Wisconsin, and in Iowa and Minnesota. The banks provide a full range of commercial, consumer, mortgage banking, trust, and financial planning services as well as banking convenience to over 535,000 households.